Exhibit 10.12
RESTRICTED STOCK UNIT GRANT AGREEMENT
THIS AGREEMENT is made as of this _____ day of __________, 20___ (the “Agreement”) between Caesars Interactive Entertainment, Inc. (the “Company”) and _____________________ (the “Participant”).
WHEREAS, the Company has adopted and maintains the Caesars Interactive Entertainment, Inc. Amended and Restated Management Equity Incentive Plan (the “Plan”) to promote the interests of the Company and its Affiliates and Stockholders by providing the Company’s key employees and others with an appropriate incentive to encourage them to continue in the employ of and provide services for the Company or its Affiliates and to improve the growth and profitability of the Company; and
WHEREAS, the Plan provides for the Grant to Participants of Restricted Stock Units.
NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:
Grant of Restricted Stock Units. In consideration of Participant’s continued employment with the Company or any Affiliate thereof that employs or retains Participant, and for other good and valuable consideration, and pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to Participant Restricted Stock Units as set forth on the signature page hereto.
Grant Date. The Grant Date of the Restricted Stock Units hereby granted is __________, 20___.
Distribution of Restricted Stock Units.
(a)    Shares shall be distributed to Participant (or in the event of Participant’s death, to his or her estate) with respect to Participant’s vested Restricted Stock Units within 30 days following the vesting date of the Restricted Stock Units as specified in this Agreement.
(b)    All distributions shall be made by the Company in the form of whole Shares. The Company shall either (i) cause a stock certificate or certificates representing the Shares to be issued and registered in the name of Participant, or (ii) cause the Shares to be issued in book entry form with the Shares recorded in the name of Participant in the books and records of the Company’s transfer agent with appropriate notations regarding the restrictions imposed on the Shares pursuant to this Agreement. In lieu of any fractional Share, the Company shall make a cash payment to Participant equal to the Fair Market Value of such fractional Share on the date the Restricted Stock Units are settled pursuant to this Section 3.

NY\5873083.5

(c)    Neither the time nor form of distribution of Common Stock with respect to the Restricted Stock Units may be changed, except as may be permitted by the Committee in accordance with the Plan and Section 409A of the Code and the Treasury Regulations thereunder.

Tax Withholding.
(a)    The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the Restricted Stock Units to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting of the Restricted Stock Units, the distribution of the Shares issuable with respect thereto, or any other taxable event related to the Restricted Stock Units (the “Tax Withholding Obligation”).
(b)    Unless Participant elects to satisfy the Tax Withholding Obligation by some other means in accordance with clause (c) below, Participant’s acceptance of the Restricted Stock Units constitutes Participant’s instruction and authorization to the Company to withhold a net number of vested Shares otherwise issuable pursuant to the Restricted Stock Units having a then-current Fair Market Value not exceeding the amount necessary to satisfy the Tax Withholding Obligation of the Company and its Affiliates based on the minimum applicable statutory withholding rates. In the event Participant’s Tax Withholding Obligation will be satisfied under this Section 4(b), then following the date of an Initial Public Offering, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of shares from those Shares issuable to Participant upon settlement of the Restricted Stock Units as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy Participant’s Tax Withholding Obligation. Participant’s acceptance of the Restricted Stock Units constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described above, including the transactions described in the previous sentence, as applicable. Any Shares to be sold at the Company’s direction through a broker-assisted sale will be sold on the day the Tax Withholding Obligation arises or as soon thereafter as practicable. The Shares may be sold as part of a block trade with other participants of the Plan in which all participants receive an average price. Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed Participant’s Tax Withholding Obligation, the Company agrees to pay such excess in cash to Participant as soon as practicable. Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy Participant’s Tax Withholding Obligation.

NY\5873083.5

(c)    At any time not less than five business days before any Tax Withholding Obligation arises, Participant may elect to satisfy the Tax Withholding Obligation by delivering to the Company an amount that the Company determines is sufficient to satisfy the Tax Withholding Obligation in one or more of the forms specified below:
(i)        by cash or check made payable to the Company;
(ii)        by the deduction of such amount from other compensation payable to Participant;
(iii)        with the consent of the Committee, by requesting that the Company withhold a net number of Shares otherwise deliverable pursuant to this Agreement having a then-current Fair Market Value not exceeding the amount necessary to satisfy the Tax Withholding Obligation of the Company and its Affiliates based on the minimum applicable statutory withholding rates;
(iv)        with the consent of the Committee, by tendering vested Shares owned by Participant having a then-current Fair Market Value not exceeding the amount necessary to satisfy the Tax Withholding Obligation of the Company and its Affiliates based on the minimum applicable statutory withholding rates; or
(v)        in any combination of the foregoing.
(d)    To the maximum extent permitted by applicable law, the Company further has the authority to deduct or withhold by the deduction of such amount as is necessary to satisfy any Tax Withholding Obligation from other compensation payable to Participant with respect to any taxable event arising from vesting of the Restricted Stock Units or the receipt of the Shares upon settlement of the Restricted Stock Units.
Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any Shares upon settlement of the Restricted Stock Units prior to fulfillment of all of the following conditions:
(a)         The receipt by the Company of full payment for any Tax Withholding Obligation;
(b)         The execution by Participant of this Agreement and the Management Investor Rights Agreement; and
(c)        The lapse of such reasonable period of time following the satisfaction of all other conditions to issuance as the Committee may from time to time establish for reasons of administrative convenience.
Restrictive Legends.

NY\5873083.5

(a)        Any Share certificate(s) evidencing the Shares issued hereunder shall be endorsed with the following legend and any other legend(s) that may be required by any applicable federal, state or foreign securities laws or the Management Investor Rights Agreement:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE IN FAVOR OF THE COMPANY AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK UNIT GRANT AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
If the Shares issued hereunder are issued in book entry form, such book entry form shall include a notation setting forth the restrictions described in the above legend.
(b)        The Company shall not be required: (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.
Vesting of Restricted Stock Units; Acceleration upon Death, Disability or Qualifying Termination. The Restricted Stock Units shall vest as indicated on the signature page to this Agreement or, if earlier, (a) upon the termination of a Participant’s Employment due to Participant’s death or Disability, with respect to such number of Restricted Stock Units that would have vested on the anniversary of the Grant Date of such Restricted Stock Units that immediately follows the date of such termination of Employment, or (b) in the event that a Participant’s Employment is terminated as a result of a Qualifying Termination, with respect to 100% of the then outstanding Restricted Stock Units held by Participant. In the event of Participant’s termination of Employment prior to the vesting of all of the Restricted Stock Units for any reason other than those enumerated in clauses (a) and (b) above, any unvested Restricted Stock Units will terminate automatically without any further action by the Company and be forfeited without further notice and at no cost to the Company.
Rights as Stockholder. Neither Participant nor any person claiming under or through Participant shall have any of the rights or privileges of a Stockholder of the Company in respect of any Shares issuable hereunder unless and until certificates representing such Shares (which may be in uncertificated form) have been issued and recorded on the books and records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant shall have all the rights of a Stockholder of the Company, including with respect to the right to vote the Shares and

NY\5873083.5

the right to receive any cash or share dividends or other distributions paid to or made with respect to the Shares.
Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of this Agreement, as interpreted by the Committee, shall govern. All capitalized terms used and not defined herein shall have the meaning given to such terms in the Plan.
Construction of Agreement. Any provision of this Agreement (or portion thereof) which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this Section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable. No waiver of any provision or violation of this Agreement by the Company shall be implied by the Company’s forbearance or failure to take action.
Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.
Limitation on Transfer. The Restricted Stock Units shall vest only in Participant or Participant’s Permitted Transferee(s), as determined in accordance with the terms of the Plan (including without limitation the requirement that Participant obtain the prior written approval by the Committee of any proposed Transfer to a Permitted Transferee during the lifetime of Participant). Each Permitted Transferee shall be subject to all the restrictions, obligations, and responsibilities as apply to Participant under the Plan, the Management Investors Rights Agreement and this Agreement and shall be entitled to all the rights of Participant under the Plan, provided that in respect of any Permitted Transferee which is a trust or custodianship, the Restricted Stock Units shall become vested and/or forfeited based on the Employment and termination of Employment of Participant. The Restricted Stock Units and all Shares obtained pursuant to the settlement of the Restricted Stock

NY\5873083.5

Units pursuant to this Agreement shall not be transferred except as provided in the Plan and, where applicable, the Management Investor Rights Agreement.
No Special Employment Rights. Nothing contained in the Plan shall confer upon Participant any right with respect to the continuation of Employment or interfere in any way with the right of the Company or an Affiliate, subject to the terms of any separate Employment agreement to the contrary, at any time to terminate such Employment or to increase or decrease the compensation of Participant from the rate in existence at the time of the grant of the Restricted Stock Units. The grant of the Restricted Stock Units is a one-time benefit and does not create any contractual or other right to receive Grants or benefits in lieu of Grants in the future. Future Grants, if any, will be at the sole discretion of the Company. In addition, the value of the Restricted Stock Units is an extraordinary item of compensation outside the scope of any employment contract. As such, the Restricted Stock Units are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. The future value of the underlying Shares is unknown and cannot be predicted with certainty.
Participant’s Undertaking and Consents. Participant hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable, good faith judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on Participant pursuant to the express provisions of this Agreement and the Plan (it being understood that such additional actions and documents shall not in any way expand such obligations or restrictions). Participant hereby consents to the collection, retention, use, processing and transfer of Participant’s personal data by the Company and any of its Affiliates, any administrator of the Plan, the Company’s registrars or brokers for the purposes of implementing and operating the Plan.
Integration. This Agreement, and the other documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Plan. This Agreement, including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter, except to the extent of any conflict between the provisions hereof and an employment agreement effective on the date hereof.
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

NY\5873083.5

Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the provisions governing conflict of laws.
Participant Acknowledgment. Participant hereby acknowledges receipt of a copy of the Plan. Participant hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Agreement and the Restricted Stock Units shall be final and conclusive. Participant further acknowledges that, prior to the occurrence of an Initial Public Offering, no Shares shall be issued to Participant upon settlement of the Restricted Stock Units or any portion thereof unless and until Participant has executed the Management Investor Rights Agreement and Participant hereby agrees to be bound thereby.
Addendum. Notwithstanding any provisions of this Agreement to the contrary, the Restricted Stock Units shall be subject to any special terms and conditions for Participant’s country of residence (and country of employment, if different) set forth in an addendum to this Agreement (an “Addendum”). Further, if Participant transfers Participant’s residence and/or employment to another country reflected in an Addendum to this Agreement at the time of transfer, the special terms and conditions for such country will apply to Participant to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and regulations or to facilitate the operation and administration of the Restricted Stock Units and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate Participant’s transfer). In all circumstances, any applicable Addendum shall constitute part of this Agreement.
Section 409A.
(a)    Notwithstanding any other provision of the Plan or this Agreement, the Plan and this Agreement shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the Code (together with any Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Grant Date, “Section 409A”). The Committee may, in its discretion, adopt such amendments to the Plan or this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate to comply with the requirements of Section 409A.
(b)    This Agreement is not intended to provide for any deferral of compensation subject to Section 409A, and, accordingly, the Shares issuable pursuant to the Restricted Stock Units hereunder shall be distributed to Participant no later than the later of: (i) the 15th day of the third month following Participant’s first taxable year in which such Restricted Stock Units are no longer subject to a substantial risk of forfeiture, and (ii) the 15th day of the third month following first taxable year of

NY\5873083.5

the Company in which such Restricted Stock Units are no longer subject to substantial risk of forfeiture, as determined in accordance with Section 409A.
(c)    For purposes of Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), each payment that Participant may be eligible to receive under this Agreement shall be treated as a separate and distinct payment.
Taxes. Participant represents that Participant has had the opportunity to consult with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s tax liability that may arise as a result of the transactions contemplated by this Agreement.
Conformity to Securities Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the United States Securities and Exchange Commission, including, without limitation, Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Restricted Stock Units are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.
Acceptance of Agreement. In order to accept this Agreement, Participant must indicate acceptance of the Restricted Stock Units and acknowledgment that the terms of the Plan and this Agreement have been read and understood by signing and returning a copy of this Agreement as instructed by the Company. By accepting this Agreement, Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by applicable law (which consent may be revoked in writing by Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to Participant).
Captions. The captions and headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

NY\5873083.5

English Language. The Parties confirm that it is their express wish that this Agreement has been drawn up in the English language only. Les Parties aux présentes confirment leur volonté expresse que cette convention soit rédigée en langue anglaise seulement.
Waiver. Participant hereby agrees that the proposed transactions by which Caesars Entertainment Corporation (“CEC”) will contribute all of the outstanding shares of the common stock of the Company held by a subsidiary of CEC to Caesars Growth Partners, LLC or a subsidiary thereof (collectively, “CGP”), and the related transactions, including, without limitation, the transfer of ownership of the shares of common stock of the Company to CGP as a result of the proposed transactions, the acquisition of ownership interests in CGP by CEC and Caesars Acquisition Company (“CAC”), and any future acquisition of ownership interests or shares of CGP, the Company or CAC by CEC or a subsidiary or Affiliate thereof (collectively, the “Transactions”), shall not constitute a Change in Control for purposes of the Plan. Participant hereby waives any and all rights under the Plan or any Grant Agreement evidencing Grants made prior to the date hereof relating to, in connection with or arising from any provisions in the Plan or such Grant Agreement applicable as a result of a Change in Control and agrees that such provisions shall not apply to Participant or his or her Grants as a result of the Transactions..

*       *      *      *      *

NY\5873083.5

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement, the Plan and the Management Investor Rights Agreement as of the day and year first written above.
CAESARS INTERACTIVE ENTERTAINMENT, INC.

By:
Title:

PARTICIPANT

[Participant’s name]

Number of Restricted Stock Units:	__________________________________________

Vesting Schedule:	[To be specified in individual Restricted Stock Unit Grant Agreements]

NY\5873083.5